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                                                                    EXHIBIT 10.6
                       AMENDMENT TO EMPLOYMENT AGREEMENT


This agreement is dated as of the 1st day of October, 1998, and is an amendment to the employment agreement between PSINet Inc. (the "Company") and Harry Hobbs ("Hobbs"), dated August 4, 1997. Except as modified or otherwise provided herein, all terms and provisions of that employment agreement remain in effect.

This amendment is to provide certain changes in the employment of Hobbs related to a new assignment in Switzerland as President, Europe for the Company, as well as a new designation as Senior Vice President of the Company.

1.   Reporting, Responsibility and Term. Hobbs shall continue to report to the
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     Chief Operating Officer of the Company. In his role as President, Europe, he shall have operating authority over the Company's European operations and responsibility for the results of those operations. His terms as President, Europe shall commence as of the date hereof, and extend through December 31, 2000, unless earlier terminated or modified by the Company or Hobbs in accordance with the other provisions of Hobbs' employment agreement.

2.   Base and Bonus Compensation.  Hobbs shall be paid base salary at a rate of
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     $225,000 per year, on the same terms as otherwise provided in the employment agreement. In addition, Hobbs shall be eligible for up to $112,500 in additional bonus compensation, payable annually, upon achievement of stated goals to be mutually agreed with the Chief Operating Officer.

3.   Adjustment of Differential Tax Rates. If necessary, the Company shall
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     "gross up" Hobbs' base, bonus and personal travel compensation so that
     Hobbs' after-tax compensation during his tour in Switzerland shall not be less than he would have had if stationed in the United States for such period and earning the identical compensation. In other words, if the combined relative personal tax rate on such compensation is increased by reason of Hobbs' location in Switzerland, the Company shall increase the compensation such that the after-tax results to Hobbs shall eliminate any loss in compensation otherwise caused by the increased tax rate.

4.   Travel to the U.S. The Company shall reimburse Hobbs up to $20,000 (per
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     year) for personal travel expenses between Switzerland and the U.S. This reimbursement shall pertain to travel for Hobbs or any member of his immediate family (i.e., wife and children).

5.   Automobile. The Company shall provide Hobbs with a suitable automobile in
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     Switzerland, with the Company bearing all related costs (insurance, registration, leasing, fuel, maintenance, etc.).

6.   Accommodations and Related Expenses. The Company shall pay for a suitable
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     rental unit for Hobbs in or near Geneva, Switzerland, including all utilities, parking and related costs. The Company shall also pay for a one-time relocation allowance of one-month's salary in lieu of expenses for setting up Hobbs' new household, and a similar allowance upon Hobbs' return to the U.S. If Hobbs should need to engage the services of a destination services company or real estate agent for the purpose of finding suitable housing in Switzerland, the Company shall pay for the charges and fees related to such company or agent.

     In Switzerland, the Company shall provide Hobbs with home telephone lines to support his business requirements, as well as mobile telephone service. In addition, the Company shall
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     reimburse Hobbs for grounds maintenance and utilities costs incurred by
     Hobbs with respect to his permanent residence in the United States.

7.   Freight. The Company shall pay for the shipment of necessary household
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     goods to Switzerland (and back) for Hobbs, as well as for associated packing and in-transit insurance in an amount not to exceed $100,000. The Company shall also provide, if necessary, the services of a professional organizer to facilitate Hobbs' move to and from Switzerland.

8.   Work Permit. The Company shall secure a work permit for Hobbs (as well as a
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     permit for Hobbs' wife, if she does not have the services of her employer for such purpose).

9.   COLA. The Company shall pay to Hobbs, if indicated by a Runzheimer or
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     similar analysis of the differential cost of living between Metropolitan
     Washington, D.C. and Geneva, Switzerland, a Cost of Living Adjustment (in the form of monthly additions to his base salary), not to exceed 15% of such salary.


AGREED as of this 1/st/ day of October, 1998.



    /s/ Harold S. Wills
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       For PSINet Inc.


    /s/ Harry Hobbs
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       Harry Hobbs